UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Patrick H. Nettles retired from the Board of Directors of Axcelis Technologies, Inc. (the “Company”) at the 2018 annual meeting of stockholders of the Company held on May 16, 2018.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of the Company was held at the offices of the Company at 108 Cherry Hill Drive, Beverly, Massachusetts on May 16, 2018. Out of 32,134,166 shares of Common Stock (as of the record date of March 19, 2018) entitled to vote at the meeting, 29,262,816 shares, or 91.06%, were present in person or by proxy.

1.              At the Annual Meeting, each of the eight nominees for election as directors received the number of votes set opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company:

Proposal 1

Proposal to elect the following	Number of Votes			Percentage of
nominees as a director	For	Withheld	Broker Non-Votes	Total Voted For
1. Tzu-Yin Chiu	24,726,478	36,549	4,499,619	99.85%
2. Richard J. Faubert	24,659,023	104,004	4,499,619	99.58%
3. R. John Fletcher	24,537,379	225,648	4,499,619	99.09%
4. Arthur L. George, Jr.	24,693,397	69,630	4,499,619	99.72%
5. Joseph P. Keithley	24,640,345	122,682	4,499,619	99.50%
6. John T. Kurtzweil	24,686,318	76,709	4,499,619	99.69%
7. Mary G. Puma	24,689,517	73,510	4,499,619	99.70%
8. Thomas St. Dennis	24,662,815	100,175	4,499,619	99.60%

2.              The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2018. A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders:

Proposal 2

Number of Votes
				Broker	Percentage of
				Non-	Total Voted
	For	Against	Abstaining	Votes	For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2018.	28,983,335	237,693	41,788	0	99.19%

3.              The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2017, as described under “Executive Compensation” in the proxy statement for the meeting. A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

Proposal 3

Number of Votes
				Broker	Percentage
				Non-	of Total
	For	Against	Abstaining	Votes	Voted For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2017, as described under “Executive Compensation” in the proxy statement for this meeting.	23,821,451	584,466	357,280	4,499,619	97.61%

Item 8.01 Other Events.

On May 16, 2018, the Board of Directors of the Company:

•                  elected  Richard J. Faubert as the Chairman of the Board of Directors;

•                  appointed R. John Fletcher, Arthur L. George, Jr., John T. Kurtzweil, and Richard J. Faubert to serve as the Compensation Committee of the Board of Directors, with Mr. Fletcher designated as Chairman thereof;

•                  appointed  Joseph P. Keithley, John T. Kurtzweil and R. John Fletcher to serve as the Audit Committee of the Board of Directors, with Mr. Kurtzweil designated as Chairman thereof;

•                  appointed Tzu-Yin Chiu, Joseph P. Keithley, and Thomas St. Dennis  to serve as the Nominating and Governance Committee of the Board of Directors, with Mr. Keithley designated as Chairman thereof; and

•                  appointed Tzu-Yin Chiu, Richard J. Faubert, Arthur L. George, Jr., and Thomas St. Dennis to serve as the Technology and Product Development Committee of the Board of Directors, with Mr. George designated as Chairman thereof.

Such election and appointments are to serve until the next annual meeting of the Board of Directors and until such director’s successor has been elected and qualified, or until such director’s earlier death, resignation or removal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2018	Axcelis Technologies, Inc.

	By:	/s/ Lynnette C. Fallon
Lynnette C. Fallon
Executive Vice President HR/Legal and General Counsel